Exhibit 16.1

October 7, 2004

Securities and Exchange Commission
450 Fifth Street SW
Mail Stop 9-5
Washington, DC 20549

Re:     Zeolite Mining Corporation
          Commission File Number 000-50120

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Form 8-K dated October 5, 2004.

Our independent auditor's report dated August 19, 2004 on the financial statements of Zeolite Mining Corporation for the period ended June 30, 2004 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties.

There were no disagreements with Zeolite Mining Corporation on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center * 601 W. Riverside, Suite 1940 * Spokane, WA 99201
Phone (509) 838-5111 * Fax (509) 838-5114 * www.williams-webster.com